EMPLOYMENT AGREEMENT


     THIS AGREEMENT,  effective the 17th day of June,  1998, by and between JOHN
L. HOBEY, an individual residing in the County of Ingham, Michigan (the "Executive") and OPEN PLAN SYSTEMS, INC., a Virginia corporation with corporate offices located at 4299 Carolina Avenue, Richmond, Virginia (the "Company").

                                   WITNESSETH:

     WHEREAS, pursuant to the terms of that certain Management and Consulting Agreement, dated June 17, 1998, between the Company and Great Lakes Capital, Inc., the Company has appointed the Executive to the position of Chief Executive Officer of the Company and wants to assure itself of the benefit of the Executive's services and experience; and

     WHEREAS, the Executive has assumed the position of Chief Executive Officer and is willing to work in the employ of the Company upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       Term Of Employment.

     (A) The term of the employment of the Executive under this Agreement shall be for an eighteen (18)-month period commencing on June 17, 1998, and ending on December 16, 1999.

     (B) Notwithstanding the foregoing provision (A) of this Section I., the term of employment of the Executive under this Agreement shall be subject to earlier termination by:

     (1)  determination of disability of the Executive  pursuant to Section IV.;
or

     (2) dismissal of the Executive from his position as Chief Executive Officer pursuant to resolution by the Board of Directors of the Company; or

     (3) death of the Executive;

     provided, however, that

     (i) in the event of termination for determination of disability pursuant to Paragraph (1) above, Section IV. shall apply;

     (ii) in the event of termination pursuant to Paragraph (2) above for "Proper Cause" (defined in Section V.(A)), Section V.(B) shall apply;

     (iii) in the event of termination pursuant to Paragraph (2) above without "Proper Cause" (defined in Section V.(A)), Section VI. shall apply; or

     (iv) in the event of termination due to the death of the Executive pursuant to Paragraph (3) above, Section VII. shall apply.

     II. Services To Be Rendered.

     The Company agrees to employ the Executive as the Chief Executive Officer of the Company, subject to the terms, conditions and provisions of this Agreement. The Executive hereby accepts such employment and agrees that he shall devote the proper degree of skill and diligence in rendering services to the Company under this Agreement. The Executive shall report to and be subject to the direction of the Board of Directors of the Company. The Executive agrees that his employment as Chief Executive Officer of the Company pursuant to this Agreement is a full time position, based at the Company's headquarters located in Richmond, Virginia. The Executive shall not accept or retain any position as a director, officer, employee or agent of any for-profit business organization which is unaffiliated with the Company without the prior written approval of the Board of Directors of the Company (which approval will not be unreasonably withheld).

III.     Compensation.

     In consideration for the services rendered to the Company under this Agreement, the Company shall pay and provide to the Executive the following compensation and benefits:

         (A)      Salary.

     The Company shall pay the Executive an annual base salary of $160,000.00, payable in twelve equal monthly installments on the Company's regularly scheduled pay days and commencing with the first pay day following the date of this Agreement. This annual base salary shall be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee") to consider appropriate increases, but in no event shall the amount of the base salary be reduced.

         (B)      Annual Incentive Bonus.

     In addition to the base salary to be paid to the Executive under Section III.(A), the Executive shall also be entitled to an annual incentive bonus as established and modified, from time to time, by the Compensation Committee.

         (C)      Ancillary Benefits.

     (1) The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses approved in writing by the Chairman of the Board of Directors of the Company, which approval shall not be unreasonably withheld, incurred by the Executive in connection with his planned weekend travel to and from his primary residence in Michigan.

     (2) During the term of this Agreement, while the Executive is working as Chief Executive Officer of the Company in Richmond, Virginia, the Executive shall be entitled to the use of the corporate apartment maintained by the Company, or similar accommodations to be provided by the Company as approved in writing by the Chairman of the Board of Directors of the Company.

     (3) The Executive shall also be entitled to other ancillary benefits provided by the Company, consistent with the compensation policies and practices of the Company from time to time, prevailing with respect to persons who are executive officers of the Company.

IV.      Disability.

     (A) The term of employment of the Executive may be terminated at the election of the Company upon a determination by the Board of Directors of the Company, made based upon a qualified medical opinion, that the Executive will be unable, by reason of physical or mental incapacity, to perform the reasonably expected or customary duties of Chief Executive Officer of the Company on a full-time basis for a period longer than three (3) consecutive months or more than six (6) months in any consecutive twelve (12)-month period. In the exercise of its determination, the Board of Directors shall give due consideration to the opinion of the Executive's personal physician or physicians and to the opinion of any physician or physicians selected by the Board of Directors for these purposes. If the Executive's personal physician disagrees with the physician retained by the Company, the Board of Directors will retain an impartial physician selected by the Executive's personal physician and the Company's physician and the opinion of the impartial physician shall be binding upon the Company and the Executive. The Executive shall submit to examination by any physician or physicians so selected by the Board of Directors, and shall otherwise cooperate with the Board of Directors in making the determination contemplated hereunder, such cooperation to include, without limitation, consenting to the release of information by any such physician(s) to the Board of Directors. Notwithstanding the foregoing, the Company shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. 12101 et. seq.

     (B) In the event of such termination for disability, the Company shall thereupon be relieved of its obligations to pay any compensation and benefits under Section III., except for accrued and unpaid items, but shall, in addition, pay to the Executive such disability compensation as set forth in any disability plan established by the Company for its executive offices.

V.       Termination For Proper Cause.

     (A) The occurrence of any of the following events shall constitute "Proper Cause" for termination of the employment of the Executive under this Agreement, at the election of the Board of Directors of the Company:

     (1) the Executive shall voluntarily resign as a director, officer or employee of the Company without the prior written consent of the Board of Directors of the Company;

     (2) the Executive shall fail to favorably perform as Chief Executive Officer based on a reasonable determination made by the Board of Directors of the Company and fail to cure such deficient performance within five (5) calendar days after receiving written notice of such deficient performance from the Company;

     (3) the Executive shall fail to fulfill his duties and obligations as Chief Executive Officer on a full time basis from the Company's headquarters located in Richmond, Virginia except as otherwise agreed or approved by the Chairman of the Board of Directors of the Company;

     (4) the Executive shall breach this Agreement in any material respect and fail to cure such breach within five (5) calendar days after receiving written notice of such breach from the Company; or

     (5) the commission of a fraud, or other criminal act, by the Executive directly involving the Company or any Affiliates of the Company which would constitute a felony if prosecuted under criminal law.

     (B) In the event of termination of the Executive's  employment  pursuant to
Section I.(B)(2) for Proper Cause, the Company shall thereupon be relieved of its obligations to pay any compensation and benefits under Section III., except for accrued and unpaid items.

     VI. Termination Without Proper Cause.

     In the event of termination of the Executive pursuant to Section I.(B)(2) without Proper Cause (as defined in Section V.(A) above), the Company shall thereafter be and remain obligated to pay to the Executive (or his estate or designated beneficiary) the compensation and benefits provided under Section III.(A) and III.(B) and such benefits under III.(C) as are payable to a terminated employee until expiration of the eighteen (18)-month term of employment established by Section I.(A). In the event of a dispute as to whether Executive was terminated for or without "Proper Cause," or regarding the amount of compensation Executive is entitled to receive under this Section VI., the Company shall be obligated to continue to pay to the Executive (or his estate or designated beneficiary) all of the compensation and benefits reserved under
Section III. until the dispute is resolved by an arbitrator  pursuant to Section
XVII. hereof.

VII.     Death.

     In the event of  termination  of the  Executive's  employment  pursuant  to
Section I.(B)(3) above, the Company shall pay the Executive's estate or designated beneficiary such death benefits as may be set forth in any life insurance plan established by the Company for its executive officers plus all accrued and unpaid items.

VIII.    Confidentiality.

     For purposes of this Agreement, "Confidential Information" shall mean any information of a proprietary or confidential nature and trade secrets of the Company and Affiliates of the Company relating to the business of the Company and Affiliates of the Company that have not previously been publicly released by duly authorized representatives of the Company. The Executive agrees to regard and preserve as confidential all Confidential Information pertaining to the Company's business that has been or may be obtained by the Executive in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Executive shall not, without written authority from the Company to do so, use for his personal benefit or his personal purposes, unrelated to business of the Company, nor disclose to others, either during the term of his employment hereunder or for five (5) years thereafter, except as required by the conditions of his employment hereunder, any Confidential Information of the Company. This provision shall not apply after the Confidential Information has been voluntarily disclosed to the public by a duly authorized representative of the Company, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

IX.      Removal Of Documents Or Objects.

     The Executive agrees not to remove from the premises of the Company, except as an officer, director or employee of the Company in pursuit of the business of the Company or any Affiliates of the Company, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any Confidential Information of the Company or any Affiliates of the Company. The Executive recognizes that all documents or material containing Confidential Information developed by him or by someone else in the course of employment by the Company, are the exclusive property of the Company.

     X. Nonpiracy Covenants.

     (A) For the purpose of this Agreement, the following terms shall have the following meanings:

     (1) "OPS Customers" shall be limited to those customers of the Company or Affiliates of the Company for whom the Company or Affiliates of the Company are rendering services as of the date of termination of the Executive's employment;

     (2) "Affiliates of the Company" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement;

     (3) "Prohibited Services" shall mean services in the new and remanufactured office furniture industry performed by the Company or Affiliates of the Company, their agents or employees in any other business engaged in by the Company or Affiliates of the Company on the date of termination of the Executive's employment;

     (4) "Prospective Customers" shall be limited to those parties known by the Executive to have been solicited for business within any Prohibited Services within the twelve (12)-month period preceding the date of termination of the Executive's employment, and with or from whom, within the twelve (12)-month period preceding the date of termination of the Executive's employment, someone acting on behalf of the Company or Affiliates of the Company either had met for the purpose of offering any Prohibited Services or had received a written response to an earlier solicitation to provide any Prohibited Services;

     (5) "Restricted Period" shall mean the period of five (5) years immediately following the date of termination of the Executive's employment.

     (B) The Executive recognizes that over a period of years the Company has developed, at considerable expense, relationships with, and knowledge about, Customers and Prospective Customers which constitute a major part of the value of the Company. During the course of his employment by the Company, the Executive will either have substantial contact with, or obtain substantial knowledge about, these Customers and Prospective Customers. In order to protect the value of the Company's business, the Executive covenants and agrees that, in the event of the termination of his employment, but only if said termination is voluntary or for Proper Cause, he shall not, directly or indirectly, for his own account or for the account of any other person or entity, as an owner, stockholder, director, employee, partner, agent, broker, consultant or other participant during the Restricted Period:

     (1) solicit a Customer for the purpose of providing Prohibited Services to such Customer;

     (2) accept an invitation from a Customer for the purpose of providing Prohibited Services to such Customer;

     (3) solicit a Prospective Customer for the purpose of providing Prohibited Services to such Prospective Customer; and

     (4) accept an invitation from a Prospective Customer for the purpose of providing Prohibited Services to such Prospective Customer.

     Subsections (1), (2), (3), and (4) are separate and divisible covenants; if for any reason any one covenant is held to be illegal, invalid or unenforceable, in whole or in part, the remaining covenants shall remain valid and enforceable and shall not be affected thereby. Further, the periods and scope of the restrictions set forth in any such subsection shall be reduced by the minimum amount necessary to reform such subsection to the maximum level of enforcement permitted to the Company by the law governing this Agreement. Additionally, the Executive agrees that no separate geographic limitation is needed for the foregoing nonpiracy covenants as such are not a prohibition on the Executive's employment in the new and remanufactured office furniture industry and are already limited to only those entities which are included within the definition of "Customer" and "rospective Customer."

XI.      Nonraiding of Employees.

     (A) Executive covenants that during the term of this Agreement, he will not solicit, induce or encourage for the purposes of employing or offering employment to, or directly or indirectly solicit, induce or encourage to seek employment with any other business, whether or not Executive is then affiliated with such business, any individual who is then an employee of OPS or its Affiliates, including William F. Crabtree ("Crabtree");

     (B) Executive  covenants that,  during the Restricted  Period  specified in
Section X(A) hereof, but only if said termination is voluntary or for Proper Cause, he will not solicit, induce or encourage for the purposes of employing or offering employment to, or directly or indirectly solicit, induce or encourage to seek employment with any other business, whether or not Executive is then affiliated with such business, any individual who, as of the date of termination of Executive's employment hereunder, is an employee of OPS or its Affiliates, other than Crabtree;

     (C) Executive covenants that, if prior to the expiration or termination of this Agreement, (i) OPS terminates Executive for Proper Cause (as defined in his Employment Agreement) or (ii) Executive voluntarily resigns as an employee of OPS, Executive will not initiate the solicitation or inducement for the purposes of employing or offering employment to, or directly or indirectly initiate the solicitation or inducement to seek employment with any other business, whether or not Executive is then affiliated with such business, of Crabtree, until the later of (x) the expiration or termination of this Agreement or (y) six (6) months after such termination for Proper Cause or voluntary resignation of Crabtree.

XII.     Notification of Former and New Employment.

     During the term of this  Agreement and the Restricted  Period  specified in
Section X. hereof, but only if the termination of employment by the Executive is voluntary or for Proper Cause, the Executive covenants to notify any prospective employer or joint venturer, which is a competitor of the Company of this Agreement with the Company; and if the Executive accepts employment or establishes a relationship with such competitor, the Executive covenants to notify the Company immediately of such relationship. If the Company reasonably believes that the Executive is affiliated or employed by or with a competitor of the Company during the Restricted Period, after termination of his employment voluntarily or for Proper Cause, then the Executive grants the Company the right to forward a copy of this Agreement to such competitor.

XIII.    Remedies Upon Employee Breach of Agreement.

     If the Executive materially breaches any provision of this Agreement and fails to cure any such material breach within five (5) days after written notice of said material breach is received from the Company, the Company reserves the right to avail itself of any reasonable remedy available to it at law or in equity. Further, if the Executive fails to cure any such material breach after five (5) days from receipt of written notice of the material breach, the Company may, at its sole option, employ reasonable disciplinary procedures against the Executive for any material breach, up to and including discharge. The Executive acknowledges and agrees that the Company shall be entitled to injunctive relief against the Executive for any material violation by the Executive of Sections
VIII. IX., X., XI., or XII. of this Agreement which the Executive fails to cure within five (5) days after receipt of written notice from the Company. The Executive agrees that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available to the Company at law or in equity.

XIV.     Tolling of Restrictive Covenants During Violation.

     If a material breach by the Executive of any of the restrictive covenants of this Agreement occurs, the Executive agrees that the restrictive period of each such covenant so materially violated shall be extended by a period of time equal to the period of such material violation by the Executive. It is the intent of this Section that the running of the restricted period of a restrictive covenant shall be tolled during any period of material violation of such covenant so that the Company shall get the full and reasonable protection for which it contracted and so that the Executive may not profit by his material breach.

XV.      Notices.

     Any notices or other  communications  required or permitted hereunder shall
be   sufficiently   given  if  in  writing   (including   telecopy   or  similar
teletransmission), addressed as follows:

         (A)      If to the Company, to it at the following address:

                  4299 Carolina Avenue
                  Building C
                  Richmond, Virginia  23222
                  Telecopier:  (804) 228-5656
                  Attn:  Chairman of the Board

                  with a copy to:

                  Williams Mullen Christian & Dobbins
                  1021 East Cary Street, 16th Floor
                  Richmond, Virginia  23219
                  Telecopier:  (804) 783-6507
                  Attention:  Theodore L. Chandler, Jr., Esquire

         (B)      If to the Executive, to him at the following address:

                  John L. Hobey
                  1777 Hitching Post
                  East Lansing, Michigan 48823
                  Telecopier:  (517) 351-0743

     Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

XVI.     Governmental Regulation.

     Nothing contained in this Agreement shall be construed so as to require commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

XVII.    Arbitration.

     Any dispute or controversy as to the interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for mandatory, final and binding arbitration in the City of Richmond, Virginia, in accordance with the applicable arbitration rules then prevailing of the American Arbitration Association. The Company and Executive waive the right to submit any controversy or dispute to a Court and/or a jury. Any award rendered therein shall provide the full remedies available to the parties under the applicable law and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns and judgment may be entered thereon in any court having jurisdiction.

XVIII.   Indemnification by the Company.

     The Company shall defend, indemnify and hold harmless the Executive against any all claims, causes of actions, damages and expenses (including all legal fees and expenses) in any threatened, pending or completed action, arising out of or relating in any way to action or conduct by the Executive by reason of the fact that he was a representative of the Company or was serving at the request of the Company or acts or conduct within the course of his employment pursuant to this Agreement or in his capacity as a director of the Company. If the Company contends that any action or conduct by the Executive was not within the course of his employment or is otherwise not subject to this provision, the Company shall pay to the Executive all defense costs and expenses to defend such an action and shall only be entitled to reimbursement of such fees and expenses if after a final adjudication, including all available appeals, there is a holding that the Executive was not entitled to the defense and indemnification under this provision.

XIX.     Amendments, Waivers, Etc.

     This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Executive.

XX.      Successors and Assigns.

     Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent.

XXI.     Entire Agreement.

     This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

XXII.    Governing Law.

     This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

XXIII.   Name, Captions.

     The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

XXIV.    Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS:



______________________________           /s/ John L. Hobey
                                             John L. Hobey


ATTEST:                                              OPEN PLAN SYSTEMS, INC.



_________________________________  By:  /s/ Anthony F. Markel
                                            Anthony F. Markel
                                            Chairman of the Board